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                                                                     EXHIBIT 3.2


                          CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             UNION BANKSHARES, LTD.

     Union Bankshares, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST:   The board of directors of the Corporation, by a special meeting of the board of directors effective January 21, 1998, has adopted the following resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation:

     RESOLVED, that Section 5.1 of Article 5 of the Certificate of Incorporation of the Corporation be amended by deleting said Section 5.1 of
Article 5 in its entirety, and substituting the following therefor:

          "Section 5.1   Authorized Shares. The total number of shares that
the Corporation shall have the authority to issue is ten million, five hundred thousand (10,500,000) shares, of which ten million (10,000,000) shall be common stock, each with a par value of $.001, and five hundred thousand (500,000) shares shall be preferred stock, each with a par value of $.001."

     SECOND:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Bruce E. Hall, the Vice President, Secretary and Treasurer of the Corporation this 27th day of May, 1998.



                                        UNION BANKSHARES, LTD.
                                         a Delaware Corporation


                                        /s/ Bruce E. Hall
                                        ----------------------------
                                        By: Bruce E. Hall
                                        Title: Vice President, Secretary and
                                               Treasurer